Exhibit 10.22
STOCKHOLDERS AGREEMENT
OF
FINN HOLDING CORPORATION
          This Stockholders Agreement (this “Agreement”) is entered into as of this 21st day of December, 2010, by and among (a) Finn Holding Corporation, a Delaware corporation (the “Company”), (b) Platinum Equity Capital Finn Partners I, L.P., a Delaware limited partnership, Platinum Equity Capital Finn Partners II, L.P., a Delaware limited partnership, Platinum Equity Capital Partners-A II, L.P., a Delaware limited partnership, Platinum Equity Capital Partners-PF II, L.P., a Delaware limited partnership, and Platinum Finn Principals, LLC, a Delaware limited liability company (the “Initial Platinum Stockholders”), (c) the Persons identified as “Management Stockholders” on the signature pages hereto (each such Person, together with any of such Person’s Permitted Transferees (as hereinafter defined) which holds Securities (as hereinafter defined), a “Management Stockholder”) and (d) the Persons identified as “Other Stockholders” on the signature pages hereto (each such Person, together with any of such Person’s Permitted Transferees which holds Securities, an “Other Stockholder” and, together with the Management Stockholders, the “Individual Stockholders”) Certain capitalized terms used herein have the meanings ascribed to them in Section 9 hereof.
RECITALS:
          WHEREAS, upon the terms and conditions set forth in the Agreement and Plan of Merger, dated as of October 18, 2010 (as the same may be from time to time amended, modified, supplemented or restated, the “Merger Agreement”), among the Company, Finn Merger Corporation, a Delaware corporation and an indirect, wholly owned subsidiary of the Company (“Merger Sub”), and American Commercial Lines Inc., a Delaware corporation (“ACL”), at the Effective Time (as defined in the Merger Agreement), Merger Sub merged with and into ACL, with ACL continuing as the surviving corporation and an indirect, wholly owned subsidiary of the Company (the “Merger”); and
          WHEREAS, the Parties desire to promote the interests of the Company and the mutual interests of holders of the Securities by establishing herein certain understandings and agreements regarding their respective ownership of Securities;
          NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the Parties hereto agree as follows:
Section 1. Restrictions on Transfer.
          Except for (a) Transfers following the day that is one hundred eighty (180) days after the consummation of the first underwritten initial public offering of common stock by the Company (an “IPO”); (b) Transfers effected by the Individual Stockholders pursuant to the exercise of Tag-Along Rights pursuant to Section 2 below; (c) Transfers effected by the Individual Stockholders pursuant to the exercise of Bring-Along Rights by the Platinum Stockholders pursuant to Section 3 below; and (d) any Permitted Transfer (as defined in Section

4), no Individual Stockholder shall Transfer any Securities without the prior written approval of the Platinum Stockholders. Each Individual Stockholder further agrees that in connection with any Transfer permitted hereby, such Individual Stockholder shall, if requested by the Company, deliver to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that such Transfer is not in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or the securities laws of any state. Any purported Transfer in violation of the provisions of this Section 1 shall be null and void and shall have no force or effect. It shall be a condition to any Permitted Transfer and (unless waived by the Platinum Stockholders) any Transfer by any Individual Stockholder approved by the Platinum Stockholders, that the transferee shall (i) agree to become a Party to this Agreement as (if the Permitted Transfer is by a Management Stockholder) a “Management Stockholder” or (if the Permitted Transfer is by an Other Stockholder) an “Other Stockholder”, as the case may be, (ii) execute a signature page in the form attached as Exhibit A hereto acknowledging that such transferee agrees to be bound by the terms hereof and (iii) if such transferee is a natural person and a resident of a state with a community or marital property system, cause such transferee’s spouse to execute a spousal waiver in the form attached as Exhibit B.
Section 2. Tag-Along Rights.
          (a) In the event that any Platinum Stockholder(s) (the “Initiating Stockholder(s)”) propose(s), in accordance with the terms of this Agreement, to Transfer any Securities to a Third Party Purchaser, then each Individual Stockholder shall have the right (the “Tag-Along Right”) to require that the proposed Third Party Purchaser purchase from such Individual Stockholder (each, a “Tagging Stockholder”) up to a number of whole Vested Securities equal to the total number of Vested Securities that the proposed Third Party Purchaser has agreed or committed to purchase multiplied by a fraction, the numerator of which is the Aggregate Quantity of Securities owned by such Tagging Stockholder, and the denominator of which is the Aggregate Quantity of Securities held by all holders of Vested Securities (such Vested Securities the “Tag Eligible Securities”).
          (b) The Initiating Stockholder(s) shall notify each Individual Stockholder in writing in the event such Initiating Stockholder(s) propose(s) to make a Transfer or series of Transfers giving rise to the Tag-Along Right at least fifteen (15) Business Days prior to the date on which such Initiating Stockholder(s) expect(s) to consummate such Transfer (the “Sale Notice”) which notice shall specify the number of Vested Securities which the Third Party Purchaser intends to purchase in such Transfer and the Third Party Terms with respect thereto. The Tag-Along Right may be exercised by any Individual Stockholder by delivery of a written notice to the Company and the Initiating Stockholder(s) proposing to sell Tag Eligible Securities (the “Tag-Along Notice”) within ten (10) Business Days following receipt of the Sale Notice from such Initiating Stockholder(s). The Tag-Along Notice shall state the number of each type of such Individual Stockholder’s Tag Eligible Securities that the Tagging Stockholder proposes to include in such Transfer to the proposed Third Party Purchaser (such securities the “Transfer Securities”). In the event that the proposed Third Party Purchaser does not purchase from each Tagging Stockholder the amount of such Tagging Stockholder’s Transfer Securities on the Same Terms and Conditions as such proposed Transfer by the Initiating Stockholder(s), then the

Initiating Stockholder(s) shall not be permitted to sell any Securities to the Third Party Purchaser, subject to the Initiating Stockholder’s right to send a new Sale Notice in accordance with the procedures set forth in this Section 2.
          (c) At the closing of the Transfer to any Third Party Purchaser pursuant to this Section 2, the Third Party Purchaser shall remit to each Tagging Stockholder exercising its rights under this Section 2, (i) the consideration (as reduced in accordance with Section 3(g)) for the Transfer Securities of such Tagging Stockholder sold pursuant hereto, minus (ii) such Tagging Stockholder’s pro rata portion of any such consideration to be placed in escrow or otherwise held back in accordance with the Third Party Terms, minus (iii) the aggregate exercise price of any Company Awards being Transferred by such Tagging Stockholder to such Third Party Purchaser(s), against transfer of such Transfer Securities subject to the Tag-Along Rights, free and clear of all liens and encumbrances, by delivery by such Tagging Stockholder of (A) certificates for such Transfer Securities, duly endorsed for Transfer or with duly executed stock powers reasonably acceptable to the Company and such Third Party Purchaser(s) and/or (B) an instrument evidencing the Transfer or the cancellation of the Company Awards included in the Transfer Securities reasonably acceptable to the Company and such Third Party Purchaser(s), and the compliance by such Tagging Stockholder with any other conditions to closing or payment of consideration generally applicable to the Initiating Stockholders and all other holders of Securities selling Securities in such transaction; provided, however, that no Individual Stockholder shall be required to bear more than such Individual Stockholder’s pro rata share (determined based on the number of Securities sold in the transactions contemplated by the Tag-Along Notice) of all liabilities for the representations, warranties and other obligations incurred in connection with the transactions contemplated by the Tag-Along Notice (other than with respect to representations and warranties relating to the ownership of such Individual Stockholders’ Securities or otherwise relating solely to such Individual Stockholder).
Section 3. Bring-Along Rights.
          (a) If one or more Platinum Stockholders, in one transaction or a series of related transactions that would constitute a Company Sale, propose(s) to Transfer any Securities to one or more Persons other than an Affiliate of the Platinum Stockholders (each such Person, a “Third Party Purchaser”), then the Platinum Stockholders shall have the right (a “Bring-Along Right”), but not the obligation (subject to Section 2 hereof), to require each Individual Stockholder to sell to the Third Party Purchaser(s), on the Same Terms and Conditions as apply to the Platinum Stockholders exercising their Bring-Along Right, that number of Securities equal to (i) the total number of Securities held by such Individual Stockholder multiplied by (ii) a fraction, (A) the numerator of which is the total number of Securities to be sold by the Platinum Stockholders in connection with such transaction or series of related transactions and (B) the denominator of which is the total number of the Securities collectively held by all Platinum Stockholders.
          (b) Any Platinum Stockholders exercising their Bring-Along Right under this Section 3 shall deliver a written notice (a “Bring-Along Notice”) to each Individual Stockholder. The Bring-Along Notice shall set forth: (i) the name of the Third Party Purchaser(s) and the number of Securities proposed to be sold by the Platinum Stockholders to such Third Party

Purchaser(s); (ii) the proposed amount and form of consideration and material terms and conditions of payment offered to such Individual Stockholder by the Third Party Purchaser(s) and a summary of any other material terms pertaining to the Transfer (the “Third Party Terms”); and (iii) the number of each type of Securities that such Individual Stockholder shall be required to sell in such Transfer (as determined in accordance with Section 3(a) above, the “Required Securities”). The Bring-Along Notice shall be given at least fifteen (15) Business Days before the closing of the proposed Transfer.
          (c) Upon each Individual Stockholder’s receipt of a Bring-Along Notice, such Individual Stockholder shall be obligated to sell such number of Securities as is set forth in the Bring-Along Notice on the Third Party Terms; provided, however, that no Individual Stockholder shall be required to bear more than such Individual Stockholder’s pro rata share (determined based on the number of Securities sold in the transactions contemplated by the Bring-Along Notice) of all liabilities for the representations, warranties and other obligations incurred in connection with the transactions contemplated by the Bring-Along Notice (other than with respect to representations and warranties relating to the ownership of such Individual Stockholders’ Securities or otherwise relating solely to such Individual Stockholder).
          (d) At the closing of the Transfer to any Third Party Purchaser(s) pursuant to this Section 3, the Third Party Purchaser(s) shall remit to each Individual Stockholder (i) the consideration (as reduced in accordance with Section 3(g)) for the Required Securities of such Individual Stockholder being sold pursuant hereto, minus (ii) such Individual Stockholder’s pro rata portion of any consideration to be placed in escrow or otherwise held back in accordance with the Third Party Terms, minus (iii) the aggregate exercise price of any Company Awards included in the Required Securities against transfer of such Required Securities, free and clear of all liens and encumbrances, by delivery by such Individual Stockholder of (A) certificates for such Required Securities, duly endorsed for Transfer or with duly executed stock powers reasonably acceptable to the Company and such Third Party Purchaser(s) and/or (B) an instrument evidencing the Transfer or the cancellation of the Company Awards included in the Required Securities reasonably acceptable to the Company and such Third Party Purchaser(s), and the compliance by such Individual Stockholder with any other conditions to closing or payment of consideration generally applicable to the Platinum Stockholders and all other Stockholders selling Securities in such transaction. In the event that the proposed Transfer to such Third Party Purchaser is not consummated, the Bring-Along Right shall continue to be applicable to any proposed subsequent Transfer of Securities by the Platinum Stockholders pursuant to this Section 3.
          (e) In the event that any Platinum Stockholders exercise their rights pursuant to this Section 3 or a Company Sale is approved by the board of directors of the Company (the “Board”) and the holders of a majority of the then-outstanding Voting Shares, each Individual Stockholder shall consent to and raise no objections against such transaction, and shall take all actions that the Board and/or the applicable Platinum Stockholders reasonably deem necessary or desirable in connection with the consummation of such transaction; provided, that (x) the acquisition of the Securities held by each Individual Stockholder in connection with such transaction shall be on the Same Terms and Conditions as the acquisition of the Securities held by the Platinum Stockholders in connection with such transaction and (y) no Individual

Stockholder shall be required to bear More than such Individual Stockholder’s pro rata share (determined based on the number of Securities sold in connection with such Company Sale) of all liabilities of the Stockholders for the representations; warranties and other obligations incurred in connection with such Company Sale (other than with respect to representations and warranties relating to the ownership of such Individual Stockholder’s or otherwise relating solely to such Individual Stockholder). Without limiting the generality of the foregoing, each Individual Stockholder agrees, subject to the foregoing proviso, that it shall (i) consent to and raise no objections against such transaction; (ii) execute any purchase agreement, merger agreement or other agreement in connection with such transaction setting forth the terms and conditions of such transaction and any ancillary agreement with respect thereto; (iii) vote any Voting Shares held by such Individual Stockholder in favor of such transaction (including, without limitation, executing a written consent of stockholders approving such transaction); (iv) refrain from the exercise of appraisal rights with respect to such transaction and (v) at the request of the Third Party Purchaser, resign from any board of directors of the Company or any of its subsidiaries on which such Individual Stockholder is a director.
          (f) If the Company or the holders of the Company’s securities enter into any transaction for which Rule 506 (or any similar rule then in effect) promulgated under the Securities Act, may be available (including, without limitation, a merger, consolidation or other reorganization), each Individual Stockholder shall, if requested by the Company, appoint a purchaser representative (as such term is defined in Rule 501 of the Securities Act) reasonably acceptable to the Company. If such purchaser representative was designated by the Company, the Company shall pay the fees and expenses of such purchaser representative, but if any Individual Stockholder appoints another purchaser representative, such Individual Stockholder shall be responsible for the fees and expenses of the purchaser representative so appointed.
          (g) Each Stockholder shall bear its pro rata share of the fees, costs and expenses of any Company Sale or other transaction (pursuant to this Agreement or otherwise) in which it sells Securities.
Section 4. Permitted Transfers.
          (a) Notwithstanding anything herein to the contrary, the restrictions set forth in the first sentence of Section 1 shall not apply to: (i) any Transfer of Company Non-Voting Common Stock by an Individual Stockholder that is a natural person (or a trust or entity of the type described below) (A) by gift to, or for the benefit of, any member or members of his or her immediate family (which shall include any spouse, or any lineal ancestor or descendant, niece, nephew, adopted child or sibling of him or her or such spouse, niece, nephew or adopted child), (B) to a trust under which the distribution of the Securities may be made only by such Individual Stockholder and/or such Individual Stockholder’s immediate family or (C) to a partnership or limited liability company for the benefit of the immediate family of such Individual Stockholder and the partners or members of which are only such Individual Stockholder and such Individual Stockholder’s immediate family; (ii) any Transfer of Non-Voting Common Stock by an Individual Stockholder that is a natural person to the heirs, executors or legatees of such Individual Stockholder by operation of law or court order upon the death or incapacity of such Individual Stockholder; or (iii) any Transfer of Non-Voting Common Stock by an Individual

Stockholder that is not a natural person to an Affiliate; provided, that such Affiliate does not engage in any Competitive Activity (each of the Transfers referenced in clauses (i), (ii) and (iii) above which is otherwise in accordance with the provisions of this Section 4 is referred to herein as a “Permitted Transfer”). The recipient of any Non-Voting Common Stock pursuant to the foregoing , and subject to the requirements of Section 1, shall, with respect to such Non-Voting Common Stock, be referred to herein as a “Permitted Transferee” and be deemed a “Management Stockholder” or an “Other Stockholder,” as the case may be, for all purposes of this Agreement.
          (b) Each Individual Stockholder shall give the Company at least twenty (20) days’ prior written notice of any proposed Transfer pursuant to Section 4(a) above and prompt notice of any such actual Transfer.
Section 5. Registration Rights
          (a) If, following the IPO, the Company at any time proposes to register any shares of Company Common Stock under the Securities Act, whether or not for sale for its own account (other than pursuant to a Special Registration) and the registration form to be used may also be used for the registration of Registrable Securities owned by the Stockholders, the Company shall notify the Stockholders at least fifteen (15) days prior to the filing of the first registration statement in connection therewith. Upon the receipt of a written request of any Stockholder made within ten (10) days after such notice (which request shall specify the Registrable Securities intended to be disposed of by such Stockholder and the intended method of disposition thereof), the Company will, subject to the other provisions of this Section 5, include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion (a “Piggyback Registration”). Each such request shall also contain an undertaking from the applicable Stockholder to provide all such information and material and to take all actions as may be reasonably required by the Company in order to permit the Company to comply with all applicable federal and state securities laws.
          (b) Each selling Stockholder shall pay all sales commissions or other similar selling charges, and all transfer taxes, with respect to Registrable Securities sold by such Stockholder pursuant to a Piggyback Registration and all fees and expenses of any counsel for any holder of Registrable Securities. The Company shall pay all registration and filing fees, fees and expenses of compliance with federal and state securities laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel and accountants for the Company in connection with any registration unless the applicable state securities laws require that stockholders whose securities are being registered pay their pro rata share of such fees, expenses and disbursements, in which case each Stockholder participating in the registration shall pay its pro rata share of all such fees, expenses and disbursements based on its pro rata share of the total number of shares being registered.
          (c) If a Piggyback Registration is an underwritten registration, no Registrable Securities may be included in the registration other than those to be distributed by the underwriters. If the managing underwriters or, if the Piggyback Registration is not an underwritten registration, the Company’s investment bankers, advise the Company that in their opinion the number of Securities requested to be included in such registration exceeds the number which can be sold in such offering or will have a material adverse effect on the marketability of such offering or the price of the Securities to be sold, the Company will include in such registration or prospectus only such number of Securities that in the reasonable opinion of such underwriters or investment bankers can be sold without adversely affecting the marketability or price of the offering, which securities will be so included in the following order of priority: first, Securities proposed to be registered by the Company, and second, Registrable Securities of the Stockholders who have requested registration of their Registrable Securities, pro rata, together with any other Securities for which the holders thereof have comparable registration rights, on the basis of the aggregate number of such Registrable Securities or such other Securities proposed to be registered by such Stockholders. Notwithstanding the foregoing, if the managing underwriters or, if the registration is not an underwritten registration, the Company’s investment bankers, advise the Company that in their opinion, the inclusion in a Piggyback Registration of Registrable Securities held by the Management Stockholders will have a material adverse effect on the offering, then to the extent a greater reduction in the participation by Management Stockholders is approved in writing by at least two Senior Officers, the Company may reduce such Management Stockholder participation in such relatively greater proportion.
          (d) Notwithstanding the foregoing, if at any time after giving written notice to the Stockholders of its intention to register any shares of Company Common Stock pursuant to Section 5(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine in accordance with the provisions of this Agreement not to register such securities, the Company may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register Registrable Securities as part of such terminated registration (but not from its obligation to pay expenses in connection therewith as provided in Section 5(b) above). If a registration pursuant to this Section 5 involves an underwritten public offering or Individual Stockholder requests to be included in such registration, such Individual Stockholder may elect, in writing prior to the Business Day prior to the effective date of the registration statement filed in connection with such registration, not to participate in such registration.
          (e) Except as part of the applicable registered offering, each Stockholder agrees not to sell or offer for public sale or distribution, including pursuant to Rule 144, any of such Stockholder’s Registrable Securities within fifteen (15) days prior to or one-hundred and eighty (180) days (or such shorter or longer period as determined by the managing underwriters to be appropriate in order to avoid a material adverse impact on marketability or price) after the effective date of any registration (other than a Special Registration) with respect to which registration rights are available pursuant to this Section 5.
          (f) The procedures to be used by the Company in effecting the registration of any Registrable Securities pursuant to this Section 5 and the rights of any holder of Registrable Securities shall be those customary for piggyback registrations and shall be subject to (i) without limitation of such Stockholder’s obligations under Section 5(a), the Company’s right to request customary undertakings on the part of the sellers of any Registrable Securities with respect to holdbacks and the furnishing of such information for inclusion in any registration statement to be used in connection with such sale as is customarily provided by selling stockholders, and (ii) in connection with any underwritten offering which includes Registrable. Securities held by any Stockholder to be registered pursuant to this Section 5, the execution by such Stockholder of a customary underwriting agreement with the underwriters for such offering.
Section 6. Rights to Repurchase Securities held by Management Stockholders.
          (a) During the period beginning on the date of a Termination of Service of a Management Stockholder and ending on the date nine (9) months following the later of (i) the date of such Termination of Service, (ii) the date of the exercise of any vested Company Awards held by such Management Stockholder and (iii) the date that the Company becomes aware that a Management Stockholder has since the date of this Agreement engaged in or is engaging in Competitive Activity, the Company shall have the option to repurchase the Securities issued pursuant to the Equity Incentive Plan (or any similar equity-based plans approved by the Board) held by such terminated Management Stockholder and/or his Permitted Transferees (collectively, the “Management Securities Call Right”). The Management Securities Call Right may be exercised more than once. The Management Securities Call Right shall be exercised by written notice (the “Management Securities Call Notice”) to such Management Stockholder given in accordance with Section 10(f) below on or prior to the last day on which the Management Securities Call Right may be exercised by the Company.
          (b) The purchase price payable for such Securities held by such Management Stockholder by the Company upon exercise of the Management Securities Call Right the “Management Securities Purchase Price”) shall be as follows:
          (i) If the Management Stockholder’s employment is terminated by the Company for Cause, the purchase price for any Securities shall equal the lower of (A) the Fair Market Value of such Securities as of the date of the Management Securities Call Notice (the “Repurchase Date”) and (B) the aggregate cash price paid for such Securities, if any, by such Management Stockholder.
          (ii) If the Management Stockholder’s employment is terminated by the Company without Cause, the purchase price for any Securities shall equal the Fair Market Value of such Securities as of the Repurchase Date.
     If and to the extent the Company exercises its right to repurchase any such Securities pursuant to this Section 6, any such Management Stockholder shall be obligated to sell such Securities to the Company.
          (c) The repurchase of Securities pursuant to the exercise of the Management Securities Call Right shall take place on a date specified by the Company, but in no event later than sixty (60) days following the date of the exercise of such Management Securities Call Right or, if later, within ten (10) days following the receipt by the Company of all necessary governmental approvals. On such date, such Management Stockholder shall transfer the Securities subject to the Management Securities Call Notice to the Company, free and clear of all liens and encumbrances, by delivering to the Company the certificates or other documents representing the Securities to be purchased, duly endorsed for transfer to the Company or accompanied by a stock power duly executed in blank, in each case reasonably acceptable to the Company, and the Company shall pay to such Management Stockholder the Management Securities Purchase Price in cash or by bank or cashier’s check.
          (d) Notwithstanding any other provision of this Section 6, the Company shall not be permitted or obligated to make any payment with respect to a repurchase of any Securities from a Management Stockholder if (i) such repurchase (or the payment of a dividend by a Subsidiary to the Company to fund such repurchase) would result in a violation of the terms or provisions of, or result in a default or an event of default under any guaranty, financing or security agreement or document entered into by the Company or any Subsidiary from time to time (the “Financing Agreements”), (ii) such repurchase would violate any of the terms or provisions of the Certificate of Incorporation of the Company or (iii) the Company has no funds legally available to make such payment under the General Corporation Law of the State of Delaware (each such event in clause (i), (ii) or (iii), a “Repurchase Disability”); provided, that (x) the Company shall notify in writing the Management Stockholder with respect to whom the repurchase right has been exercised (a “Disability Notice”) and (y) the Disability Notice shall specify the nature of the Repurchase Disability. If a repurchase by the Company otherwise permitted under this Section 6 is prevented by a Repurchase Disability: (i) the purchase and payment of the applicable purchase price shall be postponed and will take place at the first opportunity thereafter when the Company has funds legally available to make such payment and when such payment will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation of the Company, (ii) such repurchase obligation shall rank against other similar repurchase obligations with respect to Securities according to priority in time of the termination date giving rise to such repurchase (provided that any repurchase commitment arising from a termination of employment because of Disability or death shall have priority over any other repurchase obligation) and (iii) the applicable purchase price (except in the case of a termination for Cause) shall be increased by an amount equal to interest on such purchase price for the period during which payment is delayed at the applicable federal rate; provided, however, that if the Company has not repurchased Securities, pursuant to this Section 6 within four (4) years following the delivery of a Disability Notice, the Company shall thereafter have no right or obligation to repurchase such Securities.
          (e) No Stockholder shall have any rights ‘against the Company because of the Company’s election to waive, in its sole discretion, any of the Company’s rights with respect to the repurchase or conversion provisions set forth in this Section 6.
Section 7. Corporate Advisory Services.
          The Management Stockholders acknowledge and approve (a) the payment by the Company to Platinum Equity Advisors, LLC (“Platinum Equity”) of a $12,000,000.00 transaction fee in respect of services rendered in connection with the Merger Agreement and the transactions contemplated thereby, and (b) the Corporate Advisory Services Agreement, substantially in the form attached hereto as Exhibit C hereto, between Platinum Equity and the Company, and the fees to be paid by the Company to Platinum Equity thereunder.

Section 8. Termination.
               This Agreement, and the respective rights and obligations of the Parties, shall terminate upon the earliest of (a) the consummation of a Company Sale, (b) the execution by the Platinum Stockholders and Individual Stockholders holding a majority of the Securities held by Individual Stockholders of a written agreement to terminate this Agreement and (c) at any time on or after the date of an IPO, at the written election of Platinum Stockholders holding a majority of the number of Securities then held by Platinum Stockholders.
Section 9. Certain Definitions.
          (a) As used in this Agreement, the following terms shall have the meanings set forth below.
          “Administrator” means the Board or any Committee appointed by the Board to administer the Equity Incentive Plan, as such plan may be modified or supplemented from time to time by the Board.
          “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by contract, through the ownership of voting securities, as trustee or executor, or otherwise.
          “Aggregate Quantity of Securities” means, with reference to Securities owned by any Person at any time or Securities outstanding at any time for purposes of any computation hereunder, the number of shares of Company Common Stock issued and outstanding and held by such Person or all Persons, as the case may be, plus the number of shares of Company Common Stock issuable upon exercise, exchange or conversion of Company Awards held by such Person or all Persons, as the case may be, excluding (x) any Company Options that were not Vested Securities and (y) in the case of any determination with respect to Section 2, Company Options that have an exercise, exchange or conversion price per share greater than the price per share to be paid by the applicable Third Party Purchaser. Further, the phrase “number of Securities” held by any Person or group of Persons or, to be Transferred shall mean the number of shares of Company Common Stock held by such Person or group of Persons or to be Transferred, plus the number of shares of Company Common Stock issuable upon exercise, exchange or conversion of Company Awards held by such Person or group of Persons or to be Transferred (other than Company Options that have an exercise, exchange or conversion price per share greater than the price per share to be paid by the applicable Third Party Purchaser(s)).
          “Business Day” means a day except a Saturday, a Sunday or other day on which banks in the City of New York are authorized or required by federal or state law to be closed.
          “Cause” has the meaning specified in the Equity Incentive Plan.

          “Company Awards” means a Company Options and Company RSU Awards.
          “Company Common Stock” means the Company’s common stock, par value $0.01 per share, including the Company Voting Common Stock and Company Non-Voting Common Stock.
          “Company Options” means options to purchase shares of Company Non-Voting Common Stock pursuant to an option agreement and the Equity Incentive Plan or any similar equity-based plans approved by the Board.
          “Company Non-Voting Common Stock” means the Company’s Class B common stock, par value $0.01 per share, issued to a Management Stockholder as a result of the vesting of Company RSU Awards or the exercise by such Management Stockholder of vested Company Options.
          “Company Voting Common Stock” means the Company’s Class A common stock, par value $0.01 per share.
          “Company RSU Awards” means awards of restricted stock units, including any awards of performance-based restricted stock units, outstanding under the Equity Incentive Plan or any similar equity-based plans approved by the Board.
          “Company Sale” means the consummation of any transaction or series of transactions (including, without limitation, any merger, recapitalization, reorganization, sale of stock or other similar transaction) pursuant to which one or more Persons or group of Persons (other than any Platinum Stockholder) acquires (a) Securities possessing the voting power (without taking into account this Agreement or any other agreement or proxy limiting the voting power of the holder of such Securities) sufficient to elect a majority of the members of the Board or the board of directors of the successor to the Company (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of the Company’s capital stock or otherwise) or (b) all or substantially all of the assets of the Company and its subsidiaries.
          “Competitive Activity” means directly or indirectly, engaging in or providing, or owning, investing in, managing, joining, operating or controlling, or participating in the ownership, management, operation or control of or being connected as a director, officer, employee, partner, member, consultant, or otherwise with, any business enterprise (whether for profit or not for profit) which is directly competitive, in any geographic area in which the Company or any of its divisions or subsidiaries engages in business activities, with the business activities of the Company or any of its divisions, subsidiaries or affiliates (including any material business activities that, to the knowledge of the officer, the Company or any of its respective divisions, subsidiaries or affiliates were planning to engage in prior to the officer’s termination of employment as evidenced by reasonably documented plans and actions and that, to the officer’s knowledge, were still being actively pursued by the Company as of the date of such termination), in each case that is not approved in writing by the Administrator; provided, however, that the officer’s acquisition of a passive stock or equity interest in such a business, which represents not more than five percent (5%) of the outstanding interest in such business shall not be considered a

Competitive Activity; and (iii) employment by a competitor shall not be considered a Competitive Activity if (and only if) (A) the competitor has more than one discrete business unit and, at the time of the officer’s employment with the competitor, the businesses of the competitor that do not compete with the Company and its Subsidiaries are responsible for 75% or more of the revenue of such competitor; (B) the officer’s duties relate solely to one or more business units that do not compete directly or indirectly with the Company or any of its Subsidiaries; (C) the officer is not providing any services or charged with any duties (including reporting duties) with respect to the business unit that is in competition with the Company or any of its Subsidiaries; and (D) if requested by the Company, the officer certifies in writing to the Company within thirty (30) days of receipt of such request, that the position satisfies the requirements of this proviso. In the event any court of competent jurisdiction shall find that any provision hereof relating to Competitive Activity is not enforceable in accordance with its terms, the court shall reform such provisions such that the provisions shall be enforceable to the maximum extent permissible by law.
          “Disability” has the meaning specified in the Equity Incentive Plan.
          “Equity Incentive Plan” means, collectively or individually, as applicable, (a) the American Commercial Lines Inc. 2008 Omnibus Incentive Plan and (b) the American Commercial Lines Inc. 2005 Stock Incentive Plan, in each case, as assumed by the Company on the date hereof, as such plan may be modified or supplemented from time to time by the Board.
          “Exchange Act” means the Securities and Exchange Act of 1934, as amended.
          “Fair Market Value” means, as of any date of determination, the fair market value’ of any given asset, including, without limitation, the applicable Securities, as determined by the Board in good faith with reference to the most recent valuation of the Company Common Stock performed by an independent valuation consultant or appraiser of nationally recognized standing (which valuation shall be prepared not less frequently than annually), provided, that the Fair Market Value of any vested Company Option shall be equal to the Fair Market Value of a share of Company Common Stock, minus the exercise price of such Company Option.
          “Party” means any of the parties to this Agreement.
          “Person” means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or other entity.
          “Platinum Stockholders”, Means (a) the Initial Platinum Stockholders and (b) any Affiliates of the Initial Platinum Stockholders to which (i) the Initial Platinum Stockholders or any other Person transfers Company Common Stock or (ii) the Company issues Company Common Stock.
          “Registrable Securities” means (a) (i) shares of Company Common Stock held by a Stockholder, and (ii) shares of Company Common Stock issuable upon exercise of any vested Company Options; and (b) any securities issued or issuable with respect to any of the foregoing (x) upon any conversion or exchange thereof, (y) by way of stock dividend or other distribution, stock split or reverse stock split or (z) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been distributed to the public in reliance upon Rule 144, (C) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act, (D) such securities shall have been acquired by the Company, or (E) with respect to any such securities acquired by a Stockholder pursuant to the exemption from the registration requirements of the Securities Act contained in Rule 701 (or any successor provision) thereunder, at any time after the period described in Section 1(a), such securities have not at any time during the last six months been subject to any holdback obligation or other transfer restriction under Section 1 or Section 5.
          “Rule 144” means Rule 144 (or any successor provision) under the Securities Act.
          “Same Terms and Conditions” means the same price and otherwise on the same terms and conditions; provided, however, that (a) any price paid for Company Awards will be subject to reduction for the applicable exercise price, (b) the form of consideration paid may be different so long as the different forms of consideration have the same Fair Market Value as of the date of approval by the Board of the applicable definitive agreement, (c) the Platinum Stockholders may receive, even if not offered to the Individual Stockholders, rights to appoint members of the board of directors or similar governing body of the Third Party Purchaser or any of its Affiliates, or any other governance rights (including board observer rights), (d) the Platinum Stockholders may receive, even if not offered to Individual Stockholders, rights to Transfer any Securities received in such transaction not given to Individual Stockholders so long as the Individual Stockholders are permitted to Transfer their Vested Securities on a pro rata basis with the Platinum Stockholders and (e) any Individual Stockholder who is a member of the Board or any board of directors of any subsidiary of the Company may be required to resign from one or more of such boards.
          “Securities” means (a) (i) shares of Company Common Stock, (ii) Company RSU Awards, and (iii) Company Options; and (b) any securities issued or issuable with respect to any of the foregoing (x) upon any conversion or exchange thereof, (y) by way of stock dividend or other distribution, stock split or reverse stock split or (z) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization.
          “Senior Officers” means the Chief Executive Officer, the Chief Financial Officer or the General Counsel of the Company.
          “Service Provider” has the meaning specified in the Equity Incentive Plan.
          “Special Registration” means the registration of Securities and/or options or other rights in respect thereof solely on Form S-4 or S-8 or any successor form.

          “Stockholders” means the Platinum Stockholders and the Individual Stockholders.
          “Termination of Service” means the time when a Management Stockholder ceases to be a Service Provider for any reason, whether for cause or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous reemployment or reengagement by the Company or one of its subsidiaries.
          “Transfer” means any direct or indirect sale, transfer, assignment, conveyance, pledge, by operation of law or otherwise, or other encumbrance or disposition.
          “Vested Securities” means the Securities, excluding Company Awards that are not then exercisable, except that, in connection with any particular Transfer or transaction or series of Transfers or transactions, Company Awards shall be considered Vested Securities to the extent such Company Awards become exercisable as a result thereof.
          “Voting Shares” means shares of Company Voting Common Stock.
          (b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
ACL	Recitals
Agreement	Preamble
Board	Section 1
Bring-Along Notice	Section 3(b)
Bring-Along Right	Section 3(a)
Company	Preamble
Disability Notice	Section 6(d)
Financing Agreements	Section 6(d)
Individual Stockholders	Preamble
Initial Platinum Stockholders	Preamble
Initiating Stockholder	Section 2(a)
IPO	Section 1
Management Securities Call Notice	Section 6(a)
Management Securities Call Right	Section 6(a)
Management Securities Purchase Price	Section 6(b)
Management Stockholder	Preamble
Merger	Preamble
Merger Agreement	Preamble
Merger Sub	Recitals
Other Stockholder	Preamble
Permitted Transfer	Section 4(a)
Permitted Transferee	Section 4(a)

Defined Term	Location of Definition
Piggyback Registration	Section 5(a)
Repurchase Date	Section 6(b)
Repurchase Disability	Section 6(d)
Required Securities	Section 3(b)
Sale Notice	Section 2(b)
Securities Act	Section 1
Tag-Along Notice	Section 2(b)
Tag-Along Right	Section 2(a)
Tag Eligible Securities	Section 2(a)
Tagging Securities	Section 2(a)
Tagging Stockholder	Section 2(a)
Third Party Purchaser	Section 3(a)
Third Party Terms	Section 3(b)
Transfer Securities	Section 2(b)
          (c) Terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.
Section 10. Miscellaneous.
          (a) Legends. Each certificate representing the securities issued by the Company and held by a Stockholder shall bear the following legends:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”
“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE REPURCHASE RIGHTS, ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE [INSERT APPLICABLE EQUITY INCENTIVE PLAN] AND A STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE STOCKHOLDERS AND OPTIONHOLDERS OF THE ISSUER, DATED AS OF ________________, 2010. A COPY OF SUCH PLAN AND AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
          (b) Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs,

legatees, successors, and assigns and any other transferee and shall also apply to any securities acquired by a Stockholder after the date hereof.
          (c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.
          (d) Specific Performance; Submission to Jurisdiction. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in federal and state courts located in Wilmington, Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the Parties hereto (i) consents to submit itself to the personal jurisdiction of the federal and state courts located in Wilmington, Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the federal or state courts located in Wilmington, Delaware, and (iv) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 10(f). Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 10(f) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.
          (e) Interpretation. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement. The words “this Agreement”, “herein”, “hereunder”, “hereof”, “hereby”, or other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof. Unless the context requires otherwise, pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa.
          (f) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five (5) days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices).
(i) If to any Platinum Stockholder, addressed, to such Platinum Stockholder, c/o Platinum Equity, LLC at:

52 Vanderbilt Avenue
New York, NY 10017
Attn: Louis Samson
Fax: (212) 905-0011
With copies to:
Platinum Equity, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
Attn: Eva M. Kalawski
Fax: (310) 712-1863
and
Latham & Watkins LLP
555 11th Street, N.W.
Suite 1000
Washington, DC 20004
Attn: David I. Brown, Esq.
Fax: (202) 637-2201
(ii) If to any Individual Stockholder, to the address set forth on such Stockholder’s signature page hereto.
(iii) If to the Company:
American Commercial Lines Inc.
1701 E. Market Street
Jeffersonville, Indiana 47130
Attention: General Counsel
Fax: (812) 288-0294
With copies to:
Platinum Equity, LLC
52 Vanderbilt Avenue
New York, NY 10017
Attn: Louis Samson
Fax: (212) 905-0011
and

Platinum Equity, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
Attn: Eva M. Kalawski
Fax: (310) 712-1863
And
Latham & Watkins LLP
555 11th Street, N.W.
Suite 1000
Washington, DC 20004
Attn: David I. Brown, Esq.
Fax: (202) 637-2201
          (g) Recapitalization, Exchange, Etc. Affecting the Company’s Capital Stock. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all Securities and all of the shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Securities, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.
          (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.
          (i) Attorney’s Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful Party shall be entitled to recover reasonable attorney’s fees and expenses in addition to any other available remedy.
          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way unpaired thereby.
          (k) Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the Company (approved by the Board) and the Platinum Stockholders holding a majority of the Securities held by Platinum Stockholders. Notwithstanding the foregoing, if any such amendment or waiver would materially adversely affect the rights or obligations of the Individual Stockholders, then such amendment or waiver shall require the prior written consent of Individual Stockholders holding a majority of the Securities held by Individual Stockholders. Any amendment or waiver effected in accordance with this Section 10(k) shall be binding upon the Company, the Platinum Stockholders and their successors and assigns and the Individual Stockholders and their successors and assigns. At any time hereafter, additional Stockholders may be made Parties hereto by (x) executing a signature page in the form attached as Exhibit A hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto and (y) if such Stockholder is a resident of a state with a community or marital property system, by causing the spouse of such Stockholder to execute a spousal waiver in the form attached as Exhibit B.
          (l) Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to any Stockholder of any sums required by federal, state, or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase, or cancellation of any Securities.
          (m) Entire Agreement. This Agreement (including any and all exhibits, schedules and other instruments contemplated thereby) constitute the entire agreement of the Parties with respect to the subject matter hereof.
[remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

FINN HOLDING CORPORATION
By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President & Secretary
[SIGNATURE PAGE FOR STOCKHOLDERS AGREEMENT]

PLATINUM EQUITY CAPITAL FINN PARTNERS I, L.P.

By:	Platinum Equity Partners II, LLC, its general partner

By:	Platinum Equity Investment Holdings II, LLC, its senior managing member

By:	/s/ Eva M. Kalawski
	Name:	Eva M Kalawski
	Title:	Vice President & Secretary

PLATINUM EQUITY CAPITAL FINN PARTNERS II, L.P.

By:	Platinum Equity Partners II, LLC, its general partner

By:	Platinum Equity Investment Holdings II, LLC, its senior managing member

By:	/s/ Eva M. Kalawski
	Name:	Eva M Kalawski
	Title:	Vice President & Secretary

PLATINUM EQUITY CAPITAL PARTNERS-A II, L.P.

By:	Platinum Equity Partners II, LLC, its general partner

By:	Platinum Equity Investment Holdings II, LLC, its senior managing member

By:	/s/ Eva M. Kalawski
	Name:	Eva M Kalawski
	Title:	Vice President & Secretary
[SIGNATURE PAGE FOR STOCKHOLDERS AGREEMENT]

PLATINUM EQUITY CAPITAL PARTNERS-PP II, L.P.

By:	Platinum Equity Partners II, LLC, its general partner

By:	Platinum Equity Investment Holdings II, LLC, its senior managing member

By:	/s/ Eva M. Kalawski
	Name:	Eva M Kalawski
	Title:	Vice President & Secretary

PLATINUM FINN PRINCIPALS, LLC,

By:	Platinum Equity Investment Holdings II, LLC, its senior managing member

By:	/s/ Eva M. Kalawski
	Name:	Eva M Kalawski
	Title:	Vice President & Secretary
[SIGNATURE PAGE FOR STOCKHOLDERS AGREEMENT]

EXHIBIT A
SIGNATURE PAGE
TO
STOCKHOLDERS AGREEMENT
     By execution of this signature page, ____________________ hereby agrees to become a Party to, and a [Management Stockholder] [Other Stockholder] under, and to be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement, dated as of December [___], 2010, by and among Firm Holding Corporation, a Delaware corporation, Platinum Equity Capital Finn Partners I, L.P., a Delaware limited partnership, Platinum Equity Capital Finn Partners II, L.P., a Delaware limited partnership, Platinum Equity Capital Partners-A H, L.P., a Delaware limited partnership, Platinum Equity Capital Partners-PF H, L.P., a Delaware limited partnership, and Platinum Finn Principals, LLC, a Delaware limited liability company, and certain other Parties named therein, as amended from time to time thereafter.

By:
Name:
Title:

Accepted:
[                        ]

By:
Name:
Title:
[SIGNATURE PAGE FOR STOCKHOLDERS AGREEMENT]

EXHIBIT B
SPOUSAL WAIVER
          I, [INSERT NAME], hereby waive and release any and all equitable or legal claims and rights, actual, inchoate or contingent, which I may acquire with respect to the disposition, voting or control of the Securities subject to the Stockholders Agreement, dated as of December [___], 2010 among Finn Holding Corporation and its stockholders, as the same shall be amended from time to time, except for rights in respect of the proceeds of any disposition of such Securities.

Name:

EXHIBIT C
CORPORATE ADVISORY SERVICES AGREEMENT
     This CORPORATE ADVISORY SERVICES AGREEMENT (this “Agreement”) is entered into as of December ___, 2010 (the “Effective Date”) by and between Finn Holding Corporation, a Delaware Corporation (the “Company”) and PLATINUM EQUITY ADVISORS, LLC, a Delaware limited liability company (“Advisors”).
RECITALS
     A. The Company is a holding corporation for a business that specializes in marine transportation and manufacturing (collectively, the “Business”).
     B. On or prior to the Effective Date, Advisors began to perform and has since been performing certain services with respect to the Business, and, in exchange for such services, the Company agrees to pay Advisors certain fees and to provide for other consideration, all as set forth herein.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
     1. Appointment and Term. The Company hereby retains Advisors to render those services set forth in Exhibit A hereto, together with such other services as the Company may request from time to time (collectively, the “Services”). The term of this Agreement shall begin on the Effective Date and shall continue until terminated by Advisors with or without cause.
     2. Scope of Work. The Services will be performed for the Company and all direct or indirect majority-owned subsidiaries of the Company (the “Group”), it being understood that the Company will charge the fees incurred by the Company to the members of the Group. Advisors will bear the bad debt and currency risk associated with these recharges.
     3. Quality of Services. Advisors shall render the Services in a professional, timely and workmanlike manner. The Services will be of the same quality and performed in the same manner of performance as such Services are performed by Advisors for its other affiliates.
     4. Compensation. In consideration of the Services, the Company shall pay to Advisors a fee (the “Advisory Fee”) as shall be agreed by the parties from time to time; provided that in no event shall the Advisory Fee be greater than US$5,000,000 per year. The Advisory Fee shall be payable upon receipt of invoice(s), and shall be subject to value added tax, where applicable. In addition, the Company shall reimburse Advisors for all third party costs incurred by Advisors in rendering the Services.

     5. Audit Rights. Advisors shall keep a full, accurate and complete record of all costs and expenses incurred by Advisors in rendering the Services and shall maintain such records for a period of three (3) years from the end of each calendar year. So long as the Company is an affiliate of Advisors, the Company or its authorized representative shall have the right to examine and copy such records at all reasonable times during such period to verify the correctness of amounts paid to Advisors. If any such examination discloses an overpayment made by the Company of more than three percent (3%) of such payment, Advisors shall reimburse the Company for all of the expenses connected with such examination in addition to a refund of the amount of any such overpayment.
     6. Default of Advisors. Notwithstanding anything contained in this Agreement to the contrary, in the event that Advisors shall default in any material respect in any of its obligations hereunder and such default shall continue for a period of 30 days following receipt of notice of such default, then the Company shall have the right to withhold all compensation otherwise payable to Advisors hereunder until such default is fully cured, and to set off against such compensation any obligations of Advisors hereunder.
     7. Representation and Warranties.
     (a) Advisors represents and warrants that as of the date hereof that (i) Advisors is a company duly organized and validly existing under the laws of the state of Delaware, and all corporate and other internal authorization required for the execution of this Agreement have been obtained, and (ii) this Agreement does not materially violate any agreements to which Advisors is a party.
     (b) The Company represents and warrants to Advisors that as of the date hereof that: (i) the Company is a company duly organized and validly existing under the laws of the State of Delaware, and all corporate and other internal authorization required for the execution of this Agreement have been obtained, and (ii) this Agreement does not materially violate any agreements to which the Company is a party.
     8. General. Each provision of this Agreement shall be considered severable, and if for any reason any provision that is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid. The waiver of either party of any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach. This Agreement shall be construed and enforced in accordance with the laws of the state of California, United States, without regard to its conflict of laws principles. All section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. No persons other than the parties to this Agreement may directly or indirectly rely upon or enforce the provisions of this Agreement, whether as a third party beneficiary or otherwise. Nothing contained in this Agreement shall be deemed or construed by the parties or any third party to create the relationship of partners or joint venturers between Advisors and the Company.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

PLATINUM EQUITY ADVISORS, LLC			FINN HOLDING CORPORATION

By:			By:
	Name:	Eva M. Kalawski		Name:	Mary Ann Sigler
	Title:	Executive Vice President,		Title:	President
General Counsel and Secretary

EXHIBIT A TO CORPORATE ADVISORY SERVICES AGREEMENT
•	Providing general business advice;
•	Providing advice regarding structuring and negotiating transactions;
•	Providing advice regarding identifying, structuring, negotiating, obtaining bank, institutional and other sources of financing for the Company and the Group;
•	Providing advice regarding financial activities consisting of (but not limited to) consulting and assistance for Company accounting; financial and administrative advice; processing of accounting data, general accounts, stocks accounting, sales and purchase ledgers, financial statements and balance sheet statistics, the supplying of the services of analysis of information systems for data processing;
•	Providing management advice and financial planning advice, including advice on utilization of assets; Advising the Company and the Group in establishing accounting policies;
•	Providing such other advice to the Company and the Group, their counsel and auditors as generally may be required to properly carry on the business and operations of the Company and the Group;
•	Administrative advice:
(i)	Advice on the performance of financial analyses and research by the Company and the Group, or any clients of the Company or the Group, including financial forecasting, strategic planning, budgeting, and analysis.

(ii)	Advice on and assistance in technology relationships with third party providers and partners.

(iii)	Advice to the Company, the Group or any clients of the Company or the Group, in matters relating to human resource management, together with advice in employee recruitment.

(iv)	Advice to the Company, the Group or any clients of the Company or the Group in connection with capital investments, requests for capital investment and justification for such requests;
•	Financial advice:
(i)	Advice in the coordination and oversight of the short-term and long-term financing requirements of the Company, the Group or any clients of the Company or the Group (including as to cash-flow projections).

(ii)	Advice on and oversight of the investments to be carried out by the Company, the Group or any clients of the Company or the Group.

(iii)	Advice in the coordination of cash and equivalents held by the Company, the Group or any clients of the Company or the Group, including cash in hand, and investments of cash and equivalents on a consolidated basis; advice on the control and recovery of liabilities and receivables.

(iv)	Advice in the coordination of the management of foreign currencies and hedging operations.

(v)	Review of and subsequent advice regarding the business plan of the Company, the Group or any clients of the Company or the Group.
•	Commercial and marketing activities:
(i)	Purchasing Activities — Advice to the Company, the Group or any clients of the Company or the Group, on purchasing activities for products, components, services, packaging, and logistics, and in particular for the following tasks:
•	help in the choice of suppliers;

•	setting requirements for quotations and comparative analyses;

•	negotiation and ordering of Products and services;

•	negotiation of claims against suppliers; and

•	organizing corporate purchases.
(ii)	Sales and Marketing Activities — Advice to the Company, the Group or any clients of the Company or the Group in sales and marketing activities, in particular for the following tasks:
•	choice of strategic vendors;

•	investigation and development of new markets;

•	development and maintenance of international commercial relations;

•	organization of strategic meetings;

•	production of guidelines for external and internal communications;

•	development of trading guidelines;

•	management of relationships with consultants and analysts; and

•	development of strategic partnerships.
•	Advice regarding provision of marketing, advertising and promotional activities consisting of (but not limited to) branding of the Group with a view of increasing the revenues of the Company and the Group and furthermore any activity which forms an integral part of a marketing and advertising campaign
•	General corporate stewardship